THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

VYSTAR CORPORATION

COMMON STOCK PURCHASE WARRANT

Date of Issuance: _________, ____

Number of Shares: _______

No. ____

WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received, ______________ (along with any permitted transferees pursuant to Section 7, the “Holder”) can purchase ____________ shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock, $0.0001 par value per share (each share, a “Warrant Share”), of Vystar Corporation, a Georgia corporation (the “Company”), at an exercise price of $0.05 per Warrant Share (the “Exercise Price”) (as adjusted pursuant to Section 3), subject to the provisions and upon the terms and conditions hereinafter set forth.

1.

Method of Exercise; Payment.

(a)

Exercise.  The Holder can exercise the purchase rights represented by this Warrant, in whole or in part, by surrendering this Warrant (with the notice of exercise form attached as Exhibit A, duly executed) at the Company’s principal office, and by paying the Company, by certified, cashier’s or other check acceptable to the Company or promissory note on terms and conditions satisfactory to the Company, an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

(b)

Stock Certificates.  In the event of any exercise of the rights represented by this Warrant, the Company will deliver (i) certificates for the Warrant Shares so purchased to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, (ii) a new Warrant representing the Warrant Shares with respect to which this Warrant will not have been exercised.

Stock Fully Paid; Reservation of Shares.  All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price for such Warrant Shares, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to that issuance.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance sufficient Warrant Shares to provide for the exercise of the rights represented by this Warrant.

3.

Adjustments.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)

Reclassification.  In case of any reclassification or change of the Warrant Shares (other than a change in par value, or as a result of a subdivision or combination), the Company will execute a new Warrant, providing that the Holder will have the right to exercise that new Warrant, and procure upon that exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant Shares previously issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon that reclassification or change, by a holder of an equivalent number of shares of Company common stock.  That new Warrant will provide for adjustments that will be equivalent to the adjustments provided for in this Section 3.  The provisions of this subsection 3(a) will similarly apply to successive reclassifications or changes.

(b)

Stock Splits, Dividends and Combinations.  In the event that the Company will at any time subdivide the outstanding shares of Company common stock or will issue a stock dividend on its outstanding shares of Company common stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of that stock dividend will be proportionately increased, and the Exercise Price will be proportionately decreased, and in the event that the Company will at any time combine the outstanding shares of Company common stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to that combination will be proportionately decreased, and the Exercise Price will be proportionately increased, effective at the close of business on the date of that subdivision, stock dividend or combination, as the case may be.

(c)

Consolidation, Merger, or Sale.  In the event the Company consolidates or merges with another corporation (other than a consolidation or merger in which the Company is the surviving entity and that does not result in any change in the Warrant Shares), or any sale or other transfer or disposition by the Company of all or substantially all of its assets to any other corporation, then the Holder will thereafter, upon exercise of this Warrant, be entitled to receive the number of Warrant Shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Holder would have been entitled upon such consolidation, merger, sale, or other disposition if this Warrant had been exercised immediately prior to such consolidation, merger, sale, or other disposition.

In any such case, appropriate adjustment will be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant) will thereafter be applicable in relation to any shares or other property thereafter deliverable upon the exercise of this Warrant as if this Warrant had been exercised immediately prior to such consolidation, merger, sale, or other disposition and the Holder had carried out the terms of the exchange as provided for by such consolidation, or merger.  The Company will not effect any such consolidation or merger unless, upon or prior to consummating it, the successor corporation will assume by written instrument the obligation to deliver to the Holder such shares of stock or other securities, cash, or property as the Holder will be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant will terminate upon the earlier of the expiration of the Exercise Period and 60 days after the Company gives written notice to the Holder that such sale or other disposition has been consummated.

4.

Notice of Adjustments.  Whenever the number of Warrant Shares purchasable under this Warrant or the Exercise Price is adjusted pursuant to Section 3, the Company will provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, how the adjustment was calculated, and the number and class of Warrant Shares that may be purchased and the Exercise Price therefor after giving effect to such adjustment.

5.

Representations and Warranties by the Holder.  The Holder represents and warrants to the Company as follows:

(a)

This Warrant and the Warrant Shares issuable upon exercise of this Warrant are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “1933 Act”).  Upon exercise of this Warrant, the Holder will, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)

The Holder understands that this Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempted from such registration.  The Holder further understands that the Warrant Shares have not been registered under any applicable state securities laws.

The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares issuable upon exercise of this Warrant and of protecting its interests in connection therewith.

(d)

The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

6.

Restrictive Legend.

The Warrant Shares (unless registered under the 1933 Act) will be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE SECURITIES LAWS.

7.

Restrictions Upon Transfer and Removal of Legend.

(a)

The Company need not register a transfer of this Warrant or Warrant Shares bearing the restrictive legend set forth in Section 6 of this Warrant unless the conditions specified in that legend are satisfied.  The Company can also instruct its transfer agent not to register the transfer of the Warrant Shares, unless one of the conditions specified in the legend referred to in Section 6 of this Warrant is satisfied.

(b)

Notwithstanding the provisions of subsection (a) above, the Company must register a transfer of this Warrant or Warrant Shares without consideration by the Holder (i) to an affiliate of the Holder, (ii) if the Holder is a partnership or a limited liability company, to any current and former constituent partners, members and shareholders, (iii) if the Holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with the Holder, or (iv) if the Holder is an individual, by gift, will or intestate succession to (A) a transferee or assignee who is a spouse, lineal descendant, father, mother, brother or sister (each, a “Family Member”) of the Holder or (B) to a trust, the beneficiaries of which are exclusively the Holder and/or Family Members, provided, in each case, that:  (y) the Company is, within a reasonable time after that transfer, furnished with written notice of the name and address of that transferee or assignee and the number of Warrant Shares under this Warrant that are being assigned; and (z) that transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant to the same extent as if that transferee were the original Holder of this Warrant.

Rights of Shareholders.  No Holder will be entitled, as a Holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor will anything contained herein be construed to confer upon the Holder, as a Holder, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant will have been exercised and the Warrant Shares issuable upon the exercise of this Warrant will have become deliverable, as provided in this Warrant.

9.

Expiration of Warrant.  The terms and provisions of this Warrant will terminate and expire and this Warrant will no longer be exercisable on the second anniversary of the Date of Issuance.

10.

Notices.  All notices and other communications required or permitted hereunder will be in writing, will be effective when given, and will in any event be deemed to be given upon receipt or, if earlier, (a) on the date shown on the return receipt, if sent by first class mail, postage prepaid, return receipt requested, (b) upon delivery, if delivered by hand, (c) on the date of receipt shown in the courier’s documentation, if sent by Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission with confirmation of receipt, if delivered by facsimile transmission with copy by first class mail, postage prepaid, return receipt requested, and will be addressed to the party to be notified at the address set forth for such party:

If to the Registered Holder:

If to the Company:

VYSTAR CORPORATION

3235 Satellite Boulevard

Building 400, Suite 290

Duluth, Georgia  30096

Attention: William R. Doyle

or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

11.

Governing Law.  This Warrant and all rights, obligations and liabilities arising herein shall be construed and governed by the substantive Law of the state of Georgia, without giving effect to the principles of conflicts of law thereof.

12.

Interpretation.  References to “Section” and “Exhibit” are to the Sections and Exhibits respectively of this Warrant.

13.

Amendment; Integration; Waiver.  This Warrant may not be amended without a written agreement signed by both parties.  This Warrant contains the entire agreement of the parties hereto and supercedes any prior agreements and understanding of the parties hereto, written or oral, with respect to this subject matter.  No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

Issued as of the ___ day of ________, ____.

VYSTAR CORPORATION

By:

__________________________

Name: William R. Doyle

Title: Chairman, President and CEO

[Corporate Seal]

ATTEST:

EXHIBIT A

NOTICE OF EXERCISE

To:

____________

1.

The undersigned hereby elects to purchase __________ Warrant Shares pursuant to the terms of the attached Warrant.

2.

The undersigned tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

Name:	_____________________
Address:	_____________________
_____________________
_____________________

4.

The undersigned hereby represents and warrants that the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 6 of the attached Warrant are true and correct as of the date hereof.

By: ________________________

Name:

Title:

Date: _______________________

EXHIBIT B

FORM OF TRANSFER
(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ Warrant Shares to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of Vystar Corporation, with full power of substitution in the premises.

Dated: ____________________

By:_________________________________

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

___________________________

___________________________

___________________________

Signed in the presence of:

____________________________